[FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:        November 30, 2007
CONTACT:     Jerry Holbrook
             Chief Financial Officer
PHONE:       (215) 682-4107
FAX:         (215) 682-4144


           FOX CHASE BANCORP, INC. ANNOUNCES 5% STOCK REPURCHASE PLAN

HATBORO, PA, NOVEMBER 30, 2007 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), today announced that its Board of Directors has approved the repurchase of up to 5% of its common shares outstanding (excluding shares held by Fox Chase MHC), or approximately 327,000 shares.

The repurchase plan authorized shares to be repurchased on the open market or in privately negotiated transactions. Timing of purchases and the exact number of shares to be purchased will depend on market conditions. Repurchased shares will be held in treasury.

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867 celebrating its 140th year of business. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.